As filed with the Securities and Exchange Commission on February 25, 2021
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER

ANAPTYSBIO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-3828755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(858) 362-6295
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2017 Equity Incentive Plan
2017 Employee Stock Purchase Plan
(Full title of the plans)
Hamza Suria
Chief Executive Officer
AnaptysBio, Inc.
10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(858) 362-6295
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Robert A. Freedman, Esq.
Julia Forbess, Esq.
Fenwick & West LLP
555 California Street
San Francisco, CA 94104
(415) 875-2300
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(B) of the Securities Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Equity Incentive Plan	1,094,223(2)	$29.63(3)	$32,416,356	$3,537
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2017 Employee Stock Purchase Plan	273,555(4)	$25.18(5)	$6,888,457	$752
Common Stock, $0.001 par value per share	1,367,778		$39,304,813	$4,289

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that becomes issuable under the Registrant’s 2017 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)    Represents additional shares reserved for issuance under the 2017 Equity Incentive Plan as of the date of this Registration Statement.
(3)    Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 19, 2021.
(4)     Represents additional shares reserved for issuance under the 2017 Employee Stock Purchase Plan as of the date of this Registration Statement.
(5)    Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 19, 2021. In the case of the 2017 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2017 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, AnaptysBio, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,094,223 additional shares of Common Stock under the Registrant’s 2017 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP, and 273,555 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on January 26, 2017 (Registration No. 333-215741), March 5, 2018 (Registration No. 333-223446), February 28, 2019 (Registration No. 333-229927) and March 2, 2020 (Registration No. 333-236805). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 8.Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	10-Q	001-37985	3.1	May 12, 2017

4.2	Form of Restated Bylaws of the Registrant	S-1	333-206849	3.4	Sep. 9, 2015

4.3	Form of Registrant’s Common Stock certificate	S-1	333-206849	4.1	Dec. 23, 2015

4.4	2017 Equity Incentive Plan and forms of award agreements	S-1	333-206849	10.3	Jan. 17, 2017

4.5	2017 Employee Stock Purchase Plan and forms of award agreements	S-1	333-206849	10.4	Jan. 17, 2017

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of KPMG, independent registered public accounting firm					X

24.1	Power of Attorney					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 25th day of February, 2021.

AnaptysBio, Inc.

By: /s/ Hamza Suria
Hamza Suria
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of AnaptysBio, Inc., a Delaware corporation, do hereby constitute and appoint Hamza Suria and Dennis Mulroy, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hamza Suria	President, Chief Executive Officer and Director
Hamza Suria	(Principal Executive Officer)	February 25, 2021

/s/ Dennis Mulroy	Chief Financial Officer
Dennis Mulroy	(Principal Accounting and Financial Officer)	February 25, 2021

/s/ Dennis Fenton	Director	February 25, 2021
Dennis Fenton Ph.D.
/s/ Laura J. Hamill	Director	February 25, 2021
Laura J. Hamill
/s/ Magda Marquet	Director	February 25, 2021
Magda Marquet, Ph.D.
/s/ Hollings Renton	Director	February 25, 2021
Hollings Renton
/s/ John Schmid	Director	February 25, 2021
John Schmid
/s/ James N. Topper	Director	February 25, 2021
James N. Topper, M.D., Ph.D.
/s/ J. Anthony Ware	Director	February 25, 2021
J. Anthony Ware, M.D.